                                                                   EXHIBIT 10.11

              THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND
                               WAIVER OF DEFAULTS

         This Amendment, dated as of March 7, 2001, is made by and between THE SPORTSMAN'S GUIDE, INC., a Minnesota corporation (the "Borrower"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, f/k/a Norwest Bank Minnesota, National Association, a national banking association (the "Lender").

                                    Recitals

         The Borrower and the Lender have entered into Credit and Security Agreement dated as of December 27, 1999, as amended by a First Amendment to Credit and Security Agreement dated as of May __, 2000, and a Second Amendment to Credit Agreement dated as of August 2, 2000 (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

         The Borrower has requested that certain amendments be made to the Credit Agreement and certain Events of Default be waived. The Lender is willing to grant the Borrower's requests subject to the terms and conditions set forth herein.


         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

         1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

         "`Borrowing Base' means, at any time the lesser of:

                  (a) the Maximum Line; or

                  (b) subject to change from time to time in the Lender's sole discretion, the sum of:

                       (i)   80% of Eligible Accounts, plus

                       (ii)  48% of Eligible Inventory, less

                       (iii) the Landlord's Disclaimer Reserve."

         "`Floating Rate' means an annual rate equal to the Prime Rate plus one and one-quarter percent (1.25%), which annual rate shall change when and as the Prime Rate changes."

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         2. Margin. Subsection 2.7(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

         "(a) REVOLVING MARGIN. [Reserved]"

         3. Fees. Subsection 2.8(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

         "(e) INVENTORY APPRAISALS. The Borrower shall reimburse the Lender on demand for the cost of two appraisals of its Inventory per year; provided, however, that during Default Periods or anytime after the average Availability for any calendar month falls below $2,000,000, the Borrower shall reimburse the Lender on demand for the cost of four appraisals of its Inventory per year."

         4. Capitalization. Schedule 5.2 to the Credit Agreement is hereby amended in its entirety and replaced with Schedule 5.2 to the Third Amendment.

         5. Waiver of Defaults. The Borrower is in default of the following provisions of the Credit Agreement as of the Accounting Period ended on or about December 31, 2000 (collectively, the "Defaults"):


        SECTION/COVENANT               REQUIRED PERFORMANCE         ACTUAL PERFORMANCE

ss. 6.14 Minimum Pre-Tax Net Income    not less than $(500,000)     $(1,406,015)
         per Accounting Period
ss. 6.15 Minimum Fiscal Year-To-Date   not less than $(1,000,000)   $(3,189,150)
         Net Income


Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given. This waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

         6. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

         7. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $85,000 in consideration of the Lender's execution of this Amendment.

         8. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:



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         (a) Payment of the fee described in Paragraph 7.

         (b) Such other matters as the Lender may require.

         9. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

         (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

         (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         10. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

         11. No Waiver. Except as set forth in paragraph 5 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

         12. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any



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state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         13. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 7 hereof.

         14. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


WELLS FARGO BANK MINNESOTA,             THE SPORTSMAN'S GUIDE
  NATIONAL ASSOCIATION

By /s/ BRIAN FITZPATRICK                By /s/ CHARLES LINGEN
   ------------------------                ---------------------------
   Brian Fitzpatrick                       Charles B. Lingen
   Its Vice President                      Its Chief Financial Officer




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                                                                    SCHEDULE 5.2

                                                TO CREDIT AND SECURITY AGREEMENT


                                 CAPITAL STOCK

                                   NUMBER OF AUTHORIZED     NUMBER OF ISSUED AND
TYPE/CLASS/SERIES OF STOCK               SHARES              OUTSTANDING SHARES

Common, $.01 par value                  36,800,000              4,747,810

Series A Preferred, $.01 par value         200,000                      0

Undesignated                             3,000,000                      0



         The Borrower has granted options to purchase up to 564,556 common shares pursuant to incentive and other employee stock option plans.

         The Borrower granted to the managing underwriters of the Borrower's 1998 public equity offering a warrant to purchase up to 100,000 common shares.

                         FIVE PERCENT BENEFICIAL OWNERS

         The following list sets forth certain information with respect to the beneficial ownership of common stock of the Borrower as of February 2, 2001 by those persons or groups known to the Borrower to beneficially own more than 5% of our common stock.



                                                             COMMON STOCK
                                                          BENEFICIALLY OWNED

NAME                                                     NUMBER      PERCENT (1)
Vincent W. Shiel (2)                                    522,000        11.0%

Gary Olen (3)                                           264,798         5.4%

Ralph E. Heyman,                                        383,725         8.1%
  Individually and as trustee of
  various trusts for the benefit of
  Dr. and Mrs. Shiel and their children
  and grandchildren (4)

E Com Ventures, Inc. (5)                                298,900         6.3%
  11701 N.W. 101 Road
  Miami, FL 33178

Dimensional Fund Advisors Inc. (6)                      342,700         7.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

Kalmar Investments Inc. (7)                              300,000        6.3%
  3701 Kennett Pike
  Greenville, DE 19807

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-------------------

(1) Percentages are calculated on the basis of the number of shares outstanding on February 2, 2001 plus the number of shares issuable pursuant to options held by the individual which are exercisable within 60 days after February 2, 2001.

(2) Includes 420,051 shares held by the Vincent W. Shiel Family Limited Partnership of which the Vincent W. Shiel Revocable Trust, of which Dr. Shiel is trustee, owns a 99.9% limited partnership interest and a 99.8% interest in the general partner, and 101,949 shares held by the Helen M. Shiel Family Limited Partnership of which the Helen M. Shiel Revocable Trust, of which Mrs. Shiel is trustee, owns a 99.9% limited partnership interest and a 99.8% interest in the general partner. Helen M. Shiel is the wife of Dr. Shiel. Does not include 633,848 shares held by Dr. and Mrs. Shiel's children or in trusts for the benefit of Dr. and Mrs. Shiel and their children and grandchildren of which Dr. Shiel expressly disclaims beneficial ownership.

(3) Includes 174,615 shares issuable upon the exercise of options. Does not include 46,000 shares held in trusts for the benefit of Mr. Olen's children and grandchildren of which Mr. Olen expressly disclaims beneficial ownership.

(4) Includes 382,725 shares held as trustee of various trusts for the benefit of Dr. and Mrs. Shiel and their children and grandchildren, of which Mr. Heyman has no pecuniary interest. Does not include 522,000 shares held by the Vincent W. Shiel Family Limited Partnership and the Helen M. Shiel Family Limited Partnership over which Mr. Heyman shares voting and dispositive power and of which Mr. Heyman expressly disclaims beneficial ownership.

(5) Based on a Schedule 13D filing dated April 20, 2000. Ilia Lekach, Chief Executive Officer of E Com Ventures, Inc. has sole power to vote and dispose of 40,000 shares and shared power to vote and dispose of 258,900 shares owned by E Com Ventures, Inc.

(6) Based on a Schedule 13G filing dated February 2, 2001. Dimensional Fund Advisors Inc., a registered investment advisor, has sole power to vote and dispose of 342,700 shares held by investment companies and other investment vehicles to which Dimensional Fund Advisors Inc. provides investment advice. Dimensional Fund Advisors Inc. disclaims beneficial ownership of the 342,700 shares.

(7) Based on a Schedule 13G filing dated January 8, 1999. Kalmar Investments Inc., a registered investment advisor, has sole power to dispose of 300,000 shares but does not have the power to vote the 300,000 shares.

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